UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO/WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Robert Camerlinck as Chief Operating Officer

Cano Health, Inc. (the “Company”) appointed Robert Camerlinck to serve as the Chief Operating Officer of the Company, effective August 1, 2022. Mr. Camerlinck, age 55, joins the Company from Healthy Partners Primary Care (“Healthy Partners”), a provider of primary care services, where he served as President since 2020 and as the Chief Executive Officer from 1996 through 2000. Mr. Camerlinck is responsible for overseeing the Medical Services Organization (MSO) operations for Medicare Advantage practices throughout the state of Florida. Under his leadership, Healthy Partners grew from a single concierge-level primary care medical practice founded in 1994 to a state-wide, trusted and reputable leader in Medicare Advantage. In connection with Mr. Camerlinck’s appointment as Chief Operating Officer, the Company and Mr. Camerlinck entered into an employment agreement, dated August 1, 2022 (the “Employment Agreement”), pursuant to which Mr. Camerlinck will serve as Chief Operating Officer commencing on August 1, 2022 on an “at will” basis for an initial term of two years, subject to automatic renewal for successive one-year periods unless the Company or Mr. Camerlinck delivers a written non-renewal notice. Pursuant to the Employment Agreement, Mr. Camerlinck will (i) receive a starting annual base salary of $468,277; (ii) be eligible for a discretionary annual cash bonus based on performance, which shall not be less than 0% of his base salary; (iii) be eligible for an annual equity award with a target value of $1,000,000 under the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”); and (iv) receive a one-time sign-on grant of equity of 250,000 restricted stock units (“RSUs”), which will vest pro-rata over four years commencing on the first anniversary of the date of grant.

In the event that Mr. Camerlinck’s employment is terminated either by the Company without “cause” (as defined in the Employment Agreement, including due to the Company’s delivery of a non-renewal notice) or by Mr. Camerlinck for “good reason” (as defined in the Employment Agreement), subject to Mr. Camerlinck’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Camerlinck will be entitled to receive (i) base salary continuation for twelve months following his termination date (ignoring any reduction that constitutes good reason), (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason), and (iv) subject to Mr. Camerlinck’s election to receive continued health benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in the Company’s health benefit plans until the earliest of (A) twelve months following termination; (B) the date Mr. Camerlinck becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Camerlinck’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Camerlinck’s employment is terminated either by the Company without “cause” (including due to the Company’s delivery of a non-renewal notice) or by Mr. Camerlinck for “good reason,” in each case, within twelve months following a “sale event” as defined in the 2021 Plan and subject to Mr. Camerlinck’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Camerlinck will be entitled to receive (i) an amount in cash equal to two-times the sum of (x) Mr. Camerlinck’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Camerlinck in each of the two completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Mr. Camerlinck for each of the prior two years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards, and (v) subject to Mr. Camerlinck’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in the Company’s health benefit plans until the earliest of (A) twelve months following termination; (B) the date Mr. Camerlinck becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Camerlinck’s COBRA health continuation period.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full Employment Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

In connection with Mr. Camerlinck’s appointment, the Company also entered into an indemnification agreement with Mr. Camerlinck, providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of an officer’s service to the Company pursuant to the form of indemnification agreement previously filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on June 9, 2021. There is no other arrangement or understanding between Mr. Camerlinck and any other person pursuant to which he was appointed Chief Operating Officer, nor is there any family relationship between Mr. Camerlinck and any of the Company’s directors or executive officers.

Mr. Camerlinck owns 20% of MedCloud Depot, LLC (“MedCloud”), a Florida-based software development firm that specializes in health information technology and data warehousing. The Company has a license agreement with MedCloud pursuant to which MedCloud has granted the Company a non-exclusive, non-transferable license to use their software. Other than the license agreement, there have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Camerlinck had or will have a direct or indirect material interest.

Item 7.01.	Regulation FD

On August 5, 2022, the Company issued a press release announcing the appointment of Mr. Camerlinck. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 1, 2022, by and between Cano Health, Inc. and Robert Camerlinck.

99.1	Press release dated August 5, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

Date: August 5, 2022	By:	/s/ Dr. Marlow Hernandez
	Name:	Dr. Marlow Hernandez
	Title:	Chief Executive Officer